Exhibit 10.6

IOWA TELECOMMUNICATIONS SERVICES, INC.

STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain individuals providing services to the Company and its Subsidiaries, and to promote the success of the Company’s business and thereby enhance long-term shareholder value. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonqualified stock options, as determined by the Committee at the time of grant of an option and subject to the applicable provisions of the Code and the regulations promulgated thereunder.

SECTION 2. DEFINITIONS

As used herein, the following definitions shall apply:

2.1	[Reserved.]

2.2 “Affiliate” means any entity that owns at least 25% of the issued and outstanding Common Stock of the Company, and any entity in a chain of affiliated entities that includes any such owner or the Company, and which either is effectively controlled or at least 50% owned by one or more of the other entities in the chain, or is a parent entity that has such effective control or ownership; provided that (a) the members of the ING Group shall be deemed to be a single entity for purposes of determining whether ING is an Affiliate, and (b) a transferee in a transaction described in clause (ii) of Section 2.8(b) shall be considered an Affiliate for purposes of Section 2.8(c).

2.3 “Applicable Laws” means any legal requirements relating to stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any Stock Exchange.

2.4 “Award” means the grant of an Option to an Employee or Consultant.

2.5 “Award Agreement” means a written agreement between the Company and an Optionee relating to an Award under the Plan.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means:

(a) the willful and continued failure, other than as a result of physical or mental illness or injury, of the Optionee substantially to perform the Optionee’s duties as set forth in the Optionee’s written employment or consulting agreement, if any, or if there is no such agreement, as instructed in writing by a superior or the Board, after receiving a written demand from such superior or the Board for substantial performance that identifies the duty to be performed and the manner in which the Optionee’s performance has been insufficient;

(b) gross negligence or misconduct by the Optionee that, in either case, is willful and results in material and demonstrable damage to the business or reputation of the Company, its Parent or Subsidiary;

(c) conviction of any crime involving moral turpitude or any felony; or

(d) any reason that constitutes “cause” for termination of the Optionee under any employment, consulting or other applicable agreement between the Optionee and the Company, its Parent or Subsidiary.

2.8 “Change in Control” shall mean any of the following:

(a) a sale, transfer or other disposition in a single transaction or series of related transactions of more than 50% of the assets of the Company to a third party, or any other transaction or series of related transactions that results in the operation by a third party of more than 50% of the Company’s business operations;

(b) any acquisition by a third party, other than ING, Iowa Network Services, Inc., or any Affiliate that already owns or controls more than 40% of the Company’s Common Stock on the Closing Date (as defined in the Stockholders and Registration Rights Agreement) (a “Controlling Affiliate”) of securities of the Company that results in more than 50% of the combined voting power of the Company’s then outstanding securities being owned or beneficially owned by any such third party or group of persons acting in concert with such third party, other than a Controlling Affiliate; provided that (i) any conversion of shares of the Company’s preferred stock (“Preferred Stock”), including shares of preferred stock purchased pursuant to the Stock Purchase Agreement, dated as of June 30, 2000, by and between the Company and GTE Midwest Incorporated, shall not constitute a Change of Control; and (ii) any transfer of shares by Iowa Network Services, Inc. or its Affiliates to a party that, following completion of the transfer, is subject to obligations to ING with regard to voting and corporate control substantially equivalent to those of Iowa Network Services, Inc. and its Affiliates under the Stockholders and Registration Rights Agreement shall not constitute a Change in Control;

(c) the combined voting power of the Company’s then outstanding securities held by all Controlling Affiliates becomes less than 50% of the total voting power of all outstanding securities of the Company; or

(d) a consolidation or merger of the Company with or into any other person, or any other business combination transaction, in which the holders of the Company’s voting stock immediately prior to such consolidation, merger or business combination own in the aggregate less than fifty percent (50%) of the voting power of the Company’s outstanding stock immediately after such consolidation, merger or business combination.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means a committee of directors designated by the Board to administer the Plan. At any time that either Rule 16b-3 or Code Section 162(m) applies to the Company, the Committee shall be comprised of not less than such number of directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code. If no committee of directors has been designated by the Board, “Committee” shall mean the Board.

2.11 “Common Stock” means the Company’s Class A and Class B common stock, no par value, as authorized by the Company’s Articles of Incorporation.

2.12 “Company” means Iowa Telecommunications Services, Inc., an Iowa corporation.

2.13 “Company Value Per Share” means the value per share of the Common Stock as determined in good faith by the Committee taking into account the sum of (a) the number of shares of Common Stock issued and outstanding as of the applicable date plus (b) the number of shares of Common Stock issuable upon the exercise or conversion of all securities (including options and warrants) outstanding on the applicable date that are exercisable or convertible into Common Stock (assuming full vesting of all such outstanding securities). Such value per share shall be determined by the Committee based upon a valuation (calculated based on the number of shares described in the preceding sentence), as of date not more than nine months before or three months after the Put Date, prepared by an independent third party regularly engaged in the business of conducting business valuations; provided, however, that the Company shall not be required to obtain such an independent valuation more than once for any fiscal year and further provided that the Company shall not be required to pay more than $25,000 for any such independent valuation.

2.14 “Consultant” means any person, including an advisor or director, who is engaged by the Company or any Parent or Subsidiary to render services and who is not an Employee.

2.15 “Continuous Service as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service as an Employee or Consultant.

2.16 “Disability” means permanent and total disability as defined in Code Section 22(e)(3).

2.17 “Effective Date” means December 31, 2001.

2.18 “Employee” means any person, including officers and directors (who meet the requirements of this Section), employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Committee in its discretion, subject to any requirements of the Code. The payment of a director’s fee by the Company to a director shall not alone be sufficient to constitute “employment” of such director by the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Fair Market Value” means, as of any date, the fair market value of a Share determined as follows:

(a) If the Common Stock is listed on an established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) quoted on such system or exchange or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Common Stock, for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

2.21 “Good Reason” means the occurrence of any of the following events or conditions without the Optionee’s consent:

(a) any substantial breach by the Optionee’s employer of the Optionee’s written employment agreement, if any, with the Company, its Parent or Subsidiary, that is not remedied promptly after receipt of notice thereof from the Optionee;

(b) any action that materially diminishes the Optionee’s position, authority, duties or responsibilities, other than an action that is not taken in bad faith and is remedied promptly after receipt of notice thereof from the Optionee;

(c) any requirement that the Optionee regularly render his or her services at a location other than one that is: (i) authorized by the Optionee’s written employment agreement, if any; or (ii) within 30 miles of the location at which the employee previously performed regular services unless a greater distance is specified in the employee’s employment agreement;

(d) any reduction in the Optionee’s base salary or a reduction in the target amounts for Optionee’s incentive compensation below the lowest level utilized at any time in the prior three years; and

(e) any substantial reduction in the aggregate value of the employee benefits provided to the Optionee.

Notwithstanding the foregoing, if the affected Optionee’s Continuous Service as an Employee or Consultant continues for six (6) months following the date of the first occurrence of the event described in clauses (a) through (e), such event shall not constitute Good Reason.

2.22 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

2.23 “ING” means ING Furman Selz Investors III L.P. and the other members of the ING Group (as defined in the Stockholders and Registration Rights Agreement).

2.24 “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

2.25 “Option” means a stock option granted pursuant to this Plan.

2.26 “Optionee” means an Employee or Consultant who is granted an Option.

2.27 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

2.28 [Reserved.]

2.29 “Plan” means the Iowa Telecommunications Services, Inc. Stock Incentive Plan set forth in this plan document, as amended.

2.30 “Put Date” means the date on which an Optionee exercises his or her right described in Section 10.5 of this Plan to require the Company to purchase one or more Shares acquired by that Optionee under this Plan.

2.31 “Put Value” means the Company Value Per Share as of the Put Date. The Committee, in its discretion, acting in good faith, may cause the independent valuation of Company Value Per Share to be performed as of (a) the Put Date, (b) the end of (i) the month in which the Put Date occurs or (ii) the immediately preceding month, (c) if the Put Date occurs in the first nine months of the fiscal year of the Company, the last day of the preceding fiscal year, or (d) if the Put Date occurs in the last three months of the Company’s fiscal year, the last day of the fiscal year in which the Put Date occurs.

2.32 “Reporting Person” means an officer, director, or greater than ten percent (10%) shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.33 [Reserved.]

2.34 [Reserved.]

2.35 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Share” means one share of Common Stock.

2.38 “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

2.39 “Stockholders and Registration Rights Agreement” means the Stockholders and Registration Rights Agreement among the Company, Iowa Network Services, Inc. and ING Furman Selz Investors III L.P. dated as of June 30, 2000.

2.40 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

SECTION 3. STOCK SUBJECT TO THE PLAN

Subject to the provisions for adjustment under the terms of this Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 25,085 shares of Class A Common Stock. The shares may be authorized, but unissued, or reacquired Class A Common Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any shares of Common Stock which are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such exercise shall be treated for purposes of this limitation as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 25,085, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

SECTION 4. ADMINISTRATION OF THE PLAN

4.1 Powers of the Committee. Subject to the provisions of the Plan and to the approval of any relevant authorities (including the approval, if required, of any Stock Exchange), the Committee shall have the authority, in its discretion:

(a) to determine Company Value Per Share and the Fair Market Value of the Common Stock, in accordance with the provisions of the Plan;

(b) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(c) to determine whether and to what extent Awards are granted hereunder;

(d) to determine the size and type (e.g., Incentive Stock Option or Nonqualified Stock Option) of each Award granted hereunder;

(e) to approve Award Agreements for use under this Plan;

(f) to construe and interpret the terms of the Plan and Awards under this Plan;

(g) to determine vesting schedules and any other terms and conditions, not inconsistent with this Plan, for Awards under this Plan;

(h) to determine whether and under what circumstances Awards may be settled in Common Stock or other consideration instead of cash; and

(i) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

4.2 Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

SECTION 5. ELIGIBILITY FOR AWARDS

5.1 Recipients of Awards. Nonqualified Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

5.2 Type of Award. Each Award Agreement shall indicate the type of Award granted (i.e., Incentive Stock Option or Nonqualified Stock Option). If an Option is granted but the type of Option is not indicated, the Award will be a Nonqualified Stock Option. Notwithstanding anything in the Award Agreement to the contrary, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this requirement, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

SECTION 6. AWARDS OF OPTIONS

6.1 Term of Option. The term of each Option shall be established by the Committee and shall be stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date the Award is granted or such shorter term as may be provided in the Award Agreement; and provided further, that in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no greater than five (5) years from the date of grant thereof.

6.2 Option Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and may be greater than or less than Fair Market Value at the time of grant, except that (i) in the case of an Incentive Stock Option that is granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of Fair Market Value on the date of grant, and (ii) in the case of an Incentive Stock Option that is granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of Fair Market Value on the date of grant.

6.3 Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the permissible methods of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and, in the sole discretion of the Committee, may consist of (i) cash or check, (ii) cancellation of indebtedness of the Company to Optionee, (iii) promissory note (to the extent provided for, and subject to the terms and conditions stated in, Section 6.10 below), (iv) surrender of other Shares that (A) have been owned by Optionee for more than six months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of Shares to be purchased by Optionee, (v) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the aggregate exercise price and any applicable income or employment taxes, (vi) any combination of the foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares as may be permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

6.4 Vesting of Options.

(a) Vesting Schedule. Except as authorized by the Committee in its sole discretion in accordance with Section 6.8 below, no Option will be exercisable until it has vested. The Committee will specify the vesting schedule for each Option at the time of grant of the Option. If no vesting schedule is specified at the time of grant, a pro rata portion of the Option shall vest on the last day of each calendar month in the sixty (60) month period commencing with the calendar month in which the date of grant occurs, provided the Optionee has been in Continuous Service as an Employee or Consultant from the date of grant until such last day.

(b) Full Vesting. Notwithstanding subsection (a) above, and unless the applicable Award Agreement provides otherwise, all of an Employee’s outstanding Options shall become fully vested upon the earliest occurrence of any of the following events while in the employment of the Company:

(i) the Optionee’s death or Disability;

(ii) termination of service by the Optionee for Good Reason; or

(iii) a Change in Control.

The vesting of one or more outstanding Options may also be accelerated by the Committee at such times and in such amounts as it determines in its sole discretion.

(c) Forfeiture at Termination of Service. In the event an Optionee’s Continuous Service as an Employee or Consultant ends, all Options (and portions of Options) that have not previously become vested under paragraph (a) or (b) shall be forfeited.

6.5 Procedure for Exercise; Rights as a Shareholder. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment (in accordance with Section 6.3 above) for the Shares with respect to which the Option is exercised. An Option may not be exercised for a fraction of a Share. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6 Exercise After Termination of Employment or Consulting Relationship.

(a) Except as otherwise provided herein (including without limitation Sections 6.4 and 6.8), in paragraphs (b), (c) or (d) or in the applicable Award Agreement, in the event of termination of an Optionee’s Continuous Service as an Employee or Consultant, such Optionee may exercise his or her vested Options at any time after the date of such termination, provided that in no event may an Option be exercised later than the expiration date of the term of such Option as set forth in the Award Agreement. To the extent that Optionee was not vested in the Option under Section 6.4(a) or (b) at the date of such termination or the Optionee does not exercise such Option within the period specified in the preceding sentence, the Option shall terminate.

(b) Except as otherwise provided herein (including without limitation Sections 6.4 and 6.8), in paragraph (c) or in the applicable Award Agreement, in the event of termination of an Optionee’s Continuous Service as an Employee or Consultant by the Optionee without Good Reason (other than by reason of death or disability or within six (6) months following a Change in Control), such Optionee may exercise his or her vested Options at any time during a period of three (3) months after the date of such termination, provided that in no event may an Option be exercised later than the expiration date of the term of such Option as set forth in the Award Agreement. To the extent that Optionee was not vested in the Option at the date of such termination or the Optionee does not exercise such Option within the period specified in the preceding sentence, the Option shall terminate.

(c) If an Employee becomes a Consultant or terminates employment other than by reason of death or Disability, any Incentive Stock Option not exercised within three (3) months of such change in status will thereafter be treated as a Nonqualified Stock Option. If an Employee terminates employment due to death or Disability, any Incentive Stock Option not exercised within twelve (12) months of such termination will thereafter be treated as a Nonqualified Stock Option.

(d) In the event of the death of an Optionee during a period of Continuous Service as an Employee or Consultant, or within thirty (30) days following the termination of Optionee’s Continuous Service as an Employee or Consultant, a vested Option may be exercised within the period specified in paragraph (a) by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

6.7 Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

6.8 Complete Forfeiture of Options in Certain Events. In the event an Optionee’s Continuous Service as an Employee or Consultant ends due to a termination for Cause, all Options (and portions of Options), including vested Options, shall be forfeited automatically.

6.9 Non-Transferability Of Options. Unless otherwise provided under the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. During the lifetime of the Optionee, an Option may be exercised only by the Optionee.

6.10 Payment by Promissory Note. An “Eligible Person” (as defined below) may pay for Shares to be issued pursuant to the exercise of that Option by delivering a promissory note in substantially the form attached to this Plan as Appendix A, the terms and conditions of which shall be as follows:

(a) the term of the note shall be seven months, except as otherwise provided in the form of note;

(b) the rate of interest on the unpaid balance shall equal the applicable Federal rate (within the meaning of section 7872 of the Code);

(c) no interest payment shall be required until payment of principal is due; and

(d) the note shall be with full recourse to the Optionee and shall be additionally secured by a perfected first security interest in the shares purchased with the note, pursuant to a security agreement approved by the Committee.

As used in this Section 6.10, “Eligible Person” shall mean a person (i) who is an Employee on the last day for exercise of an Option and who exercises that Option on such date, (ii) who simultaneously notifies the Company of exercise of the Put Option with respect to the shares received upon such exercise, with the purchase to occur six months following the date of such exercise, (iii) who exercises an Option in order to sell the Common Stock received upon such exercise in the Change in Control transaction, (iv) who is entitled to Co-Sale Rights pursuant to Section 10.7 of this Plan and who exercises an Option in order to sell the Common Stock received upon such exercise pursuant to Section 10.7, (v) who has been terminated by the employer without Cause and who exercises an Option on the last day for such exercise (as provided in Section 6.6), or (vi) who has terminated employment with Good Reason and who exercises an Option on the last day for such exercise (as provided in Section 6.6), but, in any such case described in clause (i), (ii), (v) or (vi), only if (x) such exercise date is prior to the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, and (y) such exercise date is on or after January 1, 2010.

6.11 Additional Change in Control Provisions.

(a) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control pursuant to clause (d) of the definition of Change in Control in connection with which the holders of Common Stock receive shares of common stock, there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted in good faith by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price or base price.

(b) Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Change in Control pursuant to clause (d) of the definition of Change in Control in connection with which the holders of Common Stock receive consideration consisting solely of cash, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control over (ii) the purchase price per share of Common Stock subject to the option. The Company will make reasonable efforts to cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(c) In the event of a Change in Control pursuant to clause (d) of the definition of Change in Control in connection with which the holders of Common Stock receive consideration other than solely as described in paragraphs (a) or (b), the Committee will determine in good faith the disposition of the Options on an equitable basis, taking into account the proportion of cash and stock received in a transaction.

SECTION 7. [RESERVED.]

SECTION 8. STOCK WITHHOLDING TO SATISFY

WITHHOLDING TAX OBLIGATIONS

8.1 Withholding Tax. When an Optionee incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws (including, without limitation, income and payroll withholding taxes), and Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, Optionee may satisfy the tax withholding obligation by one or some combination of the following methods: (a) by cash payment, (b) out of Optionee’s current compensation, (c) if permitted by the Committee (but only to the extent and in such amount as permitted by law, including the Internal Revenue Code), in its discretion, by surrendering to the Company Shares that (i) have been owned by Optionee for more than six (6) months on the date of surrender or such other period as may be required to avoid a charge to the Company’s earnings, and (ii) have a fair market value on the date of surrender equal to (or less than, if other consideration is paid to the Company to satisfy the withholding obligation) the amount of taxes the Committee permits to be withheld through the surrender of such shares, or (d) if permitted by the Committee, in its discretion, by electing to have the Company withhold from the Shares to be issued upon exercise of the Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company or result in the recognition of compensation expense (or additional compensation expense) for financial reporting purposes.

8.2 Reporting Persons. Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Award must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

8.3 Form of Election. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following additional restrictions:

(a) the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Award as to which the election is made;

(c) if Optionee is a Reporting Person, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions; and

(d) all elections shall be subject to the consent or disapproval of the Committee.

8.4 Deferral of Tax Date. In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, Optionee shall receive the full number of Shares with respect to which the Award is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

SECTION 9. ADJUSTMENTS

9.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made in good faith by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify Optionees at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, Awards will terminate immediately prior to the consummation of such proposed action.

9.3 Change in Control Transactions. Except as otherwise provided in the Award Agreement, in the event of any Change in Control each Option that is then outstanding shall, immediately prior to the effective date for the Change in Control, become 100% vested.

9.4 Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends for which an adjustment is made pursuant to Section 9.1) without receipt of consideration by the Company, the Committee shall equitably adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution. The adjustment described in the preceding sentence shall also be made in the event of cash dividends payable in respect of the Common Stock, but not the preferred stock, of the Company.

SECTION 10. GENERAL

10.1 Date Of Award. The date of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

10.2 Conditions Upon Issuance Of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. The Shares to be received upon exercise of an Option may not have been registered under the Securities and, if so, would not be subject to transfer without such registration or an exemption therefrom. As a condition to the exercise of an Option as to which the Shares have not been so registered, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

10.3 Agreement of Optionee.

(a) Nondisclosure. In consideration of each Optionee’s receipt of an Award under this Plan, each Optionee agrees to keep confidential, except as may be required by the Optionee’s job responsibilities or as the Company may otherwise consent in writing, and not to make any use of, except for the benefit of the Company, at any time either during or for one year subsequent to Optionee’s employment, any trade secrets or other confidential information of the Company that such Optionee may produce, obtain or otherwise acquire during the course of the Optionee’s employment or consultancy. Upon termination of Optionee’s employment or consultancy with the Company, the Optionee shall return to the Company all records of such trade secrets or confidential information, including copies thereof, in Optionee’s possession, whether prepared by Optionee or others. The provisions of this paragraph shall not apply to any of the following: (i) information that, at the time it was disclosed by the Company, was in the general public knowledge; (ii) information that, after being disclosed by the Company, becomes in the general public knowledge other than through the Optionee’s unauthorized disclosures; (iii) information in the Optionee’s possession at the time the information was disclosed by the Company; (iv) information received in good faith by the Optionee independently from a third party; and (v) information independently developed by the Optionee other than in the course of Optionee’s employment or consultancy.

(b) Noncompete. In consideration of each Optionee’s receipt of an Award under this Plan, each Optionee agrees that during the Optionee’s employment or consultancy with the Company and for a period of six months after the termination of such employment or consultancy, the Optionee will not, directly or indirectly, engage in the State of Iowa in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in the business of providing local exchange telecommunications services. The provisions of this paragraph shall not apply in the event that the Optionee’s employment or consultancy by the Company: (i) is terminated by the Company and such termination is not for Cause or (ii) is terminated by the Optionee either (x) for Good Reason, or (y) following the occurrence of a Change in Control.

(c) Acceptance of Award as Agreement. By accepting an Award under this Agreement, each Optionee agrees to the terms of this Section 10.3.

10.4 Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under any grant theretofore made, unless mutually agreed otherwise, which agreement must be in writing and signed by Optionee and the Company, without his or her consent. In addition, to the extent the Company deems it necessary or desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment.

10.5 Legend on Certificates. Any certificate representing Shares issued upon exercise of an Option shall bear the following legend:

“The transferability of this certificate and the securities represented hereby are subject to the terms and conditions (including rights of repurchase and restrictions on transferability) contained in the Stock Incentive Plan of Iowa Telecommunication Services, Inc. and in an Award Agreement entered into thereunder. Copies of such Plan and Award Agreement are on file in the offices of Iowa Telecommunication Services, Inc.”

In the event that the Shares issued upon exercise of an Option have not been registered under the Securities Act, any certificate representing such shares may also bear a legend to that effect in such form as determined by the Company.

10.6 Put Option.

(a) If the Award Agreement indicates that the award is subject to the put option granted by this Section, then beginning on January 1, 2010 (if the Common stock is not then registered under Section 12(b) or 12(g) of the Exchange Act) and continuing until the date on which the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, a put option shall attach to any Shares issued under this Plan. Such put option right shall be exercisable in accordance with the terms and conditions set forth in this Section. The value of each Share held pursuant to the exercise of an Option that is put to the Company as of the Put Date shall be an amount, not less than zero, equal to the Put Value. If the Company has not then commissioned an independent valuation for determining the Put Value, the Company shall commission such valuation within thirty (30) days following receipt by the Company of notice of the exercise of the put option right, and the valuation shall be completed within ninety (90) days of the later of the date as of which the independent valuation is performed (pursuant to the definition of Put Value) or the commissioning of the valuation. The Company shall pay the Put Value within thirty (30) days of receipt of the valuation. If the Company has then commissioned an independent valuation for determining the Put Value, the Company shall cause the valuation to be completed within ninety (90) days of the later of the date as of which the independent valuation is performed (pursuant to the definition of Put Value) or the receipt of the notice of the exercise of the put option right and shall pay the Put Value within thirty (30) days of receipt of the valuation. Such put option may be exercised only with respect to shares that the Optionee has owned for at least six (6) months. Any request to use the put option while it is not exercisable pursuant to this paragraph (a) shall be void.

(b) If the payment of any amount under paragraph (a) is prohibited by or would cause the Company to default under the terms of any loan agreement, indenture or other instrument relating to any debt of the Company, then the Company shall have the right to defer making the payment under paragraph (a) to the extent, and for such period, as necessary to avoid such default. Interest shall be payable on such deferred amount at a rate equal to three percent (3%) over the interest rate on the debt that prevents the amount from being made (or if more than one, on the debt bearing the highest rate of interest) and shall be due at the time that the related payment is made under this Section. If the Company defers a payment under this Section, the Company shall notify the affected Optionee of the amount so deferred, the reason for, and expected duration of, the deferral (including supporting information demonstrating any factual basis for requiring the deferral), the identity of the debt instrument requiring the deferral, and the rate of interest payable on such debt. The Company agrees for the benefit of the Optionees from time to time to take reasonable steps to allow it to make payments under this Section when the same are due by the terms of paragraph (a) of this Section (without regard to this paragraph (b)) or as soon thereafter as possible.

(c) In the event that (i) the Company is permitted to defer the payment of the Put Value under paragraph (b) or (ii) payment of the Put Value in a lump sum would cause an increase in the interest rate on the Company’s credit facilities, the Company may, at its option, make payments of the amounts due under paragraph (a) over a period of not more than two (2) years, payable in equal monthly installments, with interest on the unpaid amounts at the applicable Federal rate (within the meaning of section 7872 of the Code).

10.7 Co-Sale Rights. If the Award Agreement indicates that the award is subject to the co-sale right granted by this Section, then in the event the ING consummates a sale of some or all of its Common Stock to an unaffiliated third party (other than a sale pursuant to an offer that is made pro rata to all shareholders of the Company), the Company will use reasonable efforts to permit each Optionee having a Co-Sale Rights provision in its Award Agreement (a) to sell the Shares that it has or may receive upon exercise of its Options on the same terms and conditions as those offered to ING on a pro rata basis with the sale by ING, or (b) to surrender the Options in exchange for an amount equal to the excess of the per share price received by ING over the exercise price per share of the Options times the number of Shares covered by the Options. The Company will notify each Optionee of such a sale at least ten (10) days before the closing of such sale, and any Optionee who does not participate in such sale will be deemed to have waived its rights under this Section. If such a sale is not arranged, then each Optionee shall have the right to put its Shares to the Company on the terms and conditions described in Section 10.6, except that the price for such Shares shall be the price received by ING rather than the Put Value. The Company will promptly notify each Optionee of the existence of a put right under the preceding sentence. This put right must be exercised by an Optionee within thirty (30) days following such notice or it automatically expires.

10.8 Repurchase of Option Shares or Options.

(a) In the event of the termination of an Optionee’s Continuous Service as an Employee or Consultant as a result of termination by the Optionee without Good Reason, the Company may, at its option, at any time (if the Common stock is not then registered under Section 12(b) or 12(g) of the Exchange Act), repurchase from the Optionee any shares obtained by the Optionee on the exercise of Options or may repurchase from the Optionee any outstanding Options.

(b) In the event of the termination of an Optionee’s Continuous Service as an Employee or Consultant as a result of termination by the Company for Cause, the Company may, at its option, at any time (if the Common stock is not then registered under Section 12(b) or 12(g) of the Exchange Act), repurchase from the Optionee any shares obtained by the Optionee on the exercise of Options.

(c) In the event of the termination of an Optionee’s Continuous Service as an Employee or Consultant for any reason other than specified in paragraphs (a) or (b), the Company may, at its option, at any time beginning one (1) year following the date of such termination (if the Common stock is not registered under Section 12(b) or 12(g) of the Exchange Act at the time of such repurchase), repurchase from the Optionee any shares obtained by the Optionee on the exercise of Options or may repurchase from the Optionee any outstanding Options.

(d) The purchase price for any shares under this Section shall be the Fair Market Value of the Shares at the repurchase date. The purchase price for any Options under this Section shall be the excess, if any, between the Fair Market Value of the Shares obtainable upon exercise of the Options less the purchase price of the shares obtainable upon exercise of the Options. The purchase price of shares or options pursuant to this paragraph shall be payable in cash or, at the option of the Company, pursuant to a promissory note in substantially the form of Appendix B with a maturity date to be determined by the Company but not more than three years from the purchase date. The note shall be secured by a perfected first security interest in the shares purchased with the note, pursuant to a security agreement approved by the Optionee.

10.9 Reservation Of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.10 Information. As soon as administratively feasible after any Award under the Plan, the Company shall provide to the Optionee a copy of the Plan and a copy of any relevant agreement(s).

10.11 Employment Relationship. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Optionee’s right or the Company’s right to terminate the Optionee’s employment or consulting relationship at any time, with or without cause.

10.12 Term Of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated as permitted herein.

This Plan was adopted by the Board on April 26, 2002.

Appendix A

PROMISSORY NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned,                              (“Borrower”), promises to pay to the order of Iowa Telecommunications Services, Inc., an Iowa corporation (“Lender”), at its office at 115 South 2nd Avenue West, Newton, Iowa 50208, or at such other address as Lender may from time to time designate, the principal amount of                      Dollars ($                     ), plus interest, in accordance with the terms of this Note. The amount and date of the obligation evidenced hereunder shall be entered by the Lender into its records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

1. The principal amount, together with all interest accrued and unpaid to such date, shall be paid in full no later than                     , 20     [seven months from the date of the Note] (the “Maturity Date”) or, if earlier, the date on which any of the shares purchased with this Note are sold. However, (a) if the Borrower has exercised its put option pursuant to Section 10.6 of the Lender’s Stock Incentive Plan (the “Plan”) with respect to the shares purchased with this Note, then the Maturity Date shall be the date of the payment of the sale price pursuant to the put option, as such payment may be extended pursuant to Section 10.6(b) or (c) of the Plan; (b) if Borrower agrees to sell the shares purchased with this Note in a Change in Control transaction, then the Maturity Date shall be the date payment is received in the Change in Control transaction (but not later than twelve months from the date of this Note); and (c) if Borrower is entitled to Co-Sale Rights pursuant to Section 10.7 of the Plan and agrees to sell the shares purchased with this Note pursuant to Section 10.7, then the Maturity Date shall be the date on which payment is received pursuant to Section 10.7.

2. Simple interest on the unpaid principal balance of this Note shall accrue from the date hereof at a rate per annum equal to                     %. Accrued interest shall be due and payable on the maturity date of this Note.

3. Both principal and interest are payable in lawful money of the United States of America in immediately available funds. All payments under this Note shall be applied initially against accrued interest and thereafter in reduction of principal. The principal amount hereof, together with accrued, unpaid interest hereon, may be prepaid at any time and from time to time.

4. The Borrower warrants and represents to the Lender that this Note is the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms.

5. If any one or more of the following events (“Events of Default”) shall occur, Lender may, at its option, declare this Note to be immediately due and payable, together with all unpaid interest accrued on it, without further notice or demand, but in the case of the occurrence of any of the events described in paragraphs (b), (c) or (d) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand:

(a)	The Borrower shall default in the due and punctual payment of any principal or interest on this Note when they shall become due and payable;

(b)	The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of Borrower’s properties or assets, (ii) admit in writing Borrower’s inability to pay Borrower’s debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against Borrower in any proceeding under any such law;

(c)	An order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking the reorganization or liquidation of all or a substantial part of the properties or assets of the Borrower, or appointing a receiver, trustee or liquidator of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of ten days; or

(d)	The Borrower shall default in any of Borrower’s other indebtedness owing to Lender.

6. This Note does not modify the at-will employment relationship between the Borrower and Lender. The Borrower and Lender each retain the right to terminate the employment relationship, without notice, at any time, for any reason.

7. Borrower shall be responsible for the payment of all taxes which may be imposed upon him in connection with or otherwise arising out of this Note and its terms and conditions. In the event, that any such taxes, which are the responsibility of Borrower, are imposed on Lender for any reason whatsoever, Borrower agrees to indemnify and make Lender whole against any such loss attributable to any such taxes, including interest, penalties or other additions thereto. In order to comply with all applicable federal or state income tax laws or regulations, Lender may take such action as it deems appropriate to insure that all applicable federal or state payroll, withholding, income or other taxes arising out of this Note and its forgiveness or other discharge or deemed payment are withheld or otherwise collected from Borrower.

8. If this Note or any payment required to be made pursuant to it is not paid on the due date (whether at original maturity or following acceleration), Lender shall have, in addition to any other rights it may have under applicable laws, the right to set off the indebtedness evidenced by this Note against any indebtedness of Lender to the Borrower, including, without limitation, any salary or other compensation Lender owes to the Borrower. In order to facilitate payment of amounts owing under this Note in the event any such amount is not paid when due, the Borrower hereby authorizes Lender to institute continuing payroll deductions. Such payroll deductions shall be made and continue from and after the date of the first payroll payment to occur after amounts owing under this Note are not paid in full. The Borrower understands that payments described in the preceding sentence shall be due and payable at the end of each payroll period until the principal amount, accrued and unpaid interest, and all other amounts owing under this Note are paid in full. The acceptance by Lender of payroll deductions as payments under this Note shall not preclude any other or further exercise of remedies, powers or rights which the Lender may have under this Note or under applicable law as a result of the Borrower’s failure to pay any amount due pursuant to this Note.

No failure or delay on the part of Lender in exercising any remedies, powers or rights under this Note shall operate as a waiver of them, nor shall any single or partial exercise of any such remedies, powers or rights preclude any other or further exercise of them or the exercise of any other remedy, power or right. No notice to or demand on the Borrower in any case shall entitle the Borrower to any notice or demand in similar or other circumstances.

9. The Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, in connection with Lender’s enforcement of the obligations of the Borrower pursuant to this Note.

10. This Note is secured by                          [describe security agreement].

11. [RESERVED FOR ANY ADDITIONAL PROVISIONS]

12. This Note shall be governed by and construed in accordance with the internal laws of the State of Iowa (without giving effect to the conflicts of laws principles thereof). The Borrower hereby submits himself to the jurisdiction of the courts of the State of Iowa and the federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by the Borrower shall be venued in such forums.

BORROWER ACKNOWLEDGES THAT THIS NOTE IS WITH FULL RECOURSE AND THAT, IN THE EVENT OF A DEFAULT HEREUNDER, LENDER MAY ENFORCE THIS NOTE THROUGH ANY LAWFUL MEANS AND COLLECT AMOUNTS OWED HEREUNDER FROM ANY AND ALL ASSETS OF BORROWER, SUBJECT TO APPLICABLE LAWS.

Name of Borrower

Appendix B

PROMISSORY NOTE

$_________________________	_______________, 20

FOR VALUE RECEIVED, Iowa Telecommunications Services, Inc., an Iowa corporation (“Borrower”), promises to pay to the order of                      (“Lender”), at [Lender’s address], or at such other address as Lender may from time to time designate, the principal amount of                      Dollars ($                     ), plus interest, in accordance with the terms of this Note. The amount and date of the obligation evidenced hereunder shall be entered by the Lender into its records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

1. The principal amount, together with all interest accrued and unpaid to such date, shall be paid in full no later than                      , 20      (the “Maturity Date”).

2. Simple interest on the unpaid principal balance of this Note shall accrue from the date hereof at a rate per annum equal to six percent (6.0%). Accrued interest shall be due and payable on the maturity date of this Note.

3. Both principal and interest are payable in lawful money of the United States of America in immediately available funds. All payments under this Note shall be applied initially against accrued interest and thereafter in reduction of principal. The principal amount hereof, together with accrued, unpaid interest hereon, may be prepaid at any time and from time to time.

4. The Borrower warrants and represents to the Lender that this Note is the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms.

5. If any one or more of the following events (“Events of Default”) shall occur, Lender may, at its option, declare this Note to be immediately due and payable, together with all unpaid interest accrued on it, without further notice or demand, but in the case of the occurrence of any of the events described in paragraphs (b), (c) or (d) below, this Note shall become automatically due and payable, including unpaid interest accrued hereon, without notice or demand:

(a)	The Borrower shall default in the due and punctual payment of any principal or interest on this Note when they shall become due and payable;

(b)

The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of any of Borrower’s properties or assets, (ii) admit in writing Borrower’s inability to pay Borrower’s debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against Borrower in any proceeding under any such law;

(c)	An order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking the reorganization or liquidation of all or a substantial part of the properties or assets of the Borrower, or appointing a receiver, trustee or liquidator of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period often days; or

(d)	The Borrower shall default in any of Borrower’s other indebtedness owing to Lender.

6. Borrower shall be responsible for the payment of all taxes which may be imposed upon it in connection with or otherwise arising out of this Note and its terms and conditions. In the event, that any such taxes, which are the responsibility of Borrower, are imposed on Lender for any reason whatsoever, Borrower agrees to indemnify and make Lender whole against any such loss attributable to any such taxes, including interest, penalties or other additions thereto.

7. If this Note or any payment required to be made pursuant to it is not paid on the due date (whether at original maturity or following acceleration), Lender shall have, in addition to any other rights it may have under applicable laws, the right to set off the indebtedness evidenced by this Note against any indebtedness of Lender to the Borrower.

No failure or delay on the part of Lender in exercising any remedies, powers or rights under this Note shall operate as a waiver of them, nor shall any single or partial exercise of any such remedies, powers or rights preclude any other or further exercise of them or the exercise of any other remedy, power or right. No notice to or demand on the Borrower in any case shall entitle the Borrower to any notice or demand in similar or other circumstances.

8. The Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, in connection with Lender’s enforcement of the obligations of the Borrower pursuant to this Note.

9. This Note is secured by ______________________ [describe security agreement].

10. This Note shall be governed by and construed in accordance with the internal laws of the State of Iowa (without giving effect to the conflicts of laws principles thereof). The Borrower hereby submits himself to the jurisdiction of the courts of the State of Iowa and the federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by the Borrower shall be venued in such forums.

BORROWER ACKNOWLEDGES THAT THIS NOTE IS WITH FULL RECOURSE AND THAT, IN THE EVENT OF A DEFAULT HEREUNDER, LENDER MAY ENFORCE THIS NOTE THROUGH ANY LAWFUL MEANS AND COLLECT AMOUNTS OWED HEREUNDER FROM ANY AND ALL ASSETS OF BORROWER, SUBJECT TO APPLICABLE LAWS.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By

Its